EXHIBIT 10.2.3
AMENDMENT AND AFFIRMATION OF GUARANTY
     This AMENDMENT AND AFFIRMATION OF GUARANTY (the “Affirmation”) is made as of May 2, 2007, by the undersigned (“Guarantor”) for the benefit of COMERICA BANK (“Bank”).
RECITALS
     Bank, SAFEGUARD DELAWARE, INC. and SAFEGUARD SCIENTIFICS (DELAWARE), INC. (collectively, the “Borrower”) are parties to that certain Loan Agreement dated as of May 10, 2002, as amended from time to time (the “Loan Agreement”). Guarantor executed for the benefit of Bank an Unconditional Guaranty dated as of even date with the Loan Agreement (the “Guaranty”), guarantying amounts owing by Borrower to Bank. Borrower and Bank propose to enter into a Ninth Amendment to Loan Agreement of even date herewith (the “Amendment”), which amends the Loan Agreement by issuing additional credit and extending the maturity date thereof. Bank has agreed to enter into the Amendment provided, among other things, that Guarantor consents to the Amendment and related documents and agrees that the Guaranty will remain effective with respect to all of the Borrower’s Obligations (as defined in the Loan Agreement) as modified by the Amendment and otherwise.
AGREEMENT
     NOW, THEREFORE, the parties agree as follows:
     1. The last sentence of the introductory paragraph of the Guaranty is amended to read as follows: “The liability of Guarantor hereunder shall be unlimited. If Borrower does not pay any amount or perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, and fees) and otherwise to proceed to complete the same and satisfy all of Borrower’s obligations under the Agreements.”
     2. Guarantor consents to the execution, delivery and performance by Borrower of the Amendment and the documents and instruments executed in connection therewith. The Guaranty is and shall remain in full force and effect with respect to all of Borrower’s Obligations (as defined in the Loan Agreement) as modified by the Amendment and otherwise. Guarantor confirms that Guarantor has no defenses against its obligations under the Guaranty.
     3. The Guaranty is and shall remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Affirmation shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Guaranty, as in effect prior to the date hereof. Guarantor ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Guaranty.
     4. Guarantor represents and warrants that the Representations and Warranties contained in the Guaranty are true and correct as of the date of this Affirmation. Unless otherwise defined, all capitalized terms in this Affirmation shall be as defined in the Guaranty. This Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
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     IN WITNESS WHEREOF, the undersigned Guarantor and Bank have executed this Affirmation of Guaranty as of the first date above written.

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Steven J. Feder

Title:	Senior Vice President and General Counsel

COMERICA BANK

By:	/s/ Jessica Breuer

Title:	Corporate Banking Officer